SUB-ITEM 77H

                        MFS Series Trust XI on behalf of:

                               Mid Cap Value Fund

As of September 30, 2001, the following entity acquired control and beneficially owns more than 25% of the shares of the respective Series:

       Series               Owner and Address            % of Shares Owned

-------------------- -------------------------------- -------------------------
Mid Cap Value Fund     MFS Fund Distributors, Inc.             100 %
A Shares               C/o Mass Financial Services Co.
                       Attn: Thomas B. Hastings

                       500 Boylston Street, 9th Floor
                       Boston, MA  02116-3740
-------------------- -------------------------------- -------------------------

There were no other changes in control of registrant for the annual period ending September 30, 2001.